Exhibit 99.1

News from Great Lakes Dredge & Dock Corporation

For further information contact:
Deborah A. Wensel, Chief Financial Officer
630-574-3772

GREAT LAKES DREDGE & DOCK CORPORATION DECLARES

QUARTERLY CASH DIVIDEND

Oak Brook, Illinois — December 1, 2008 — Great Lakes Dredge & Dock Corporation (NASDAQ:GLDD) - announced today that its Board of Directors (“the Board”) has declared a quarterly cash dividend on its common stock.  The Board approved a $0.017 per share cash dividend, to be paid on December 19, 2008 to the holders of record of common stock of the Company at the close of business on December 10, 2008.

Great Lakes Dredge & Dock Corporation is the largest provider of dredging services in the United States and the only U.S. dredging company with significant international operations, averaging 23% of its dredging revenues over the last three years.  The Company is also one of the largest U.S. providers of commercial and industrial demolition services.  Additionally, the Company owns a 50% interest in a marine sand mining operation in New Jersey which supplies sand and aggregate used for road and building construction. Great Lakes has a 118-year history of never failing to complete a marine project and owns the largest and most diverse fleet in the U.S. industry, comprised of over 180 specialized vessels.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.  Great Lakes cautions that actual results may differ materially from those contained in any forward-looking statements herein, including, but not limited to, as a result of the factors, risks and uncertainties described in other securities filings of Great Lakes with the SEC, such as its most recent Annual Report on Form 10-K.  You should not to place undue reliance on these forward looking statements.  The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.  All forward-looking statements are qualified in their entirety by this cautionary statement.